EXHIBIT 99.1
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                NORTHERN STATES ENGAGED IN REGULATORY DISCUSSIONS
                        REGARDING ADEQUACY OF ALLOWANCE;
                     ANNOUNCES DELAY IN FILING OF FORM 10-K


PRESS RELEASE

         WAUKEGAN, IL, March 16, 2004 - Northern States Financial Corporation (NASDAQ: NSFC), a community-based bank holding company, announced today that its bank subsidiary, Bank of Waukegan, is in discussions with state bank regulatory authorities regarding possible adjustments to the bank's provision for loan and lease losses for the fourth quarter of 2003 which may result in amendment and refiling of the Bank of Waukegan's December 31, 2003 Report of Condition and Income. The discussions arise out of an assessment by the Illinois Office of Banks and Real Estate (the "OBRE") of the adequacy of the bank's allowance for loan and lease losses as of December 31, 2003 during a routine bank regulatory examination. The bank is evaluating whether it is appropriate to increase its fourth quarter provisions for loan and lease losses during the fourth quarter of 2003 based on the regulatory review and cannot at this time estimate what, if any, additional provision it may determine to make.

         The Company and OBRE discussions primarily relate to the allocation of reserves to two loan relationships that the bank has classified substandard. One credit involves pools of equipment leases totaling $11.3 million aggregate principal amount which, as previously disclosed, are on non-accrual status due to pending litigation with the surety providers. The second credit involves loans to a general partnership and its general partners totaling $5.5 million that are secured by leasehold improvements and equipment. The Company has hired an independent outside consultant to assist in the discussions and review the bank's assessment of estimated loan and lease losses inherent in its loan portfolio. The Company is currently evaluating the potential impact of these matters on its financial statements for the year ended December 31, 2003 and expects to file its Annual Report on Form 10-K containing audited financial statements on or before March 30, 2004.

         In the event the Company determines as a result of discussions with the OBRE to increase its previously reported fourth quarter 2003 provision for loan and lease losses, the Company and its subsidiary, Bank of Waukegan, would still be "well capitalized" under applicable regulatory guidelines as of December 31, 2003.


FORWARD-LOOKING INFORMATION

         Statements contained in this news release that are not historical facts may constitute forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended), which involve significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the

Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by the use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "plan," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain and actual results may differ from those predicted. The Company undertakes no obligation to update these forward-looking statements in the future. Factors that could have a material adverse effect on the operations and could affect the outlook or future prospects of the Company and its subsidiaries include, but are not limited to, uncertainties relating to bank regulatory review of the adequacy of the Company's allowance for loan and lease losses; difficulties in integrating the acquired operations, changes from estimated purchase accounting adjustments, difficulties in achieving anticipated cost savings related to the operation of the acquired banking offices or higher than expected costs related to the transaction, unexpected delays, increased legal expenses, or other unanticipated developments in the pending litigation related to the non-accrual lease-pools, unanticipated changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the Company's loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area, and changes in accounting principles, policies and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements.


FOR ADDITIONAL INFORMATION, CONTACT:
         FRED ABDULA, CHAIRMAN OF THE BOARD, (847) 244-6000 EXT. 238
Websites: www.bankofwaukegan.com
          www.nsfc.net

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